Exhibit 99.3

UNAUDITED INTERIM FINANCIAL STATEMENTS OF

NORTHERN BORDER PIPELINE COMPANY

NORTHERN BORDER PIPELINE COMPANY

STATEMENT OF INCOME

(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands)

Operating revenue	$79,827	$82,825
Operating expenses:
Operations and maintenance	9,458	9,569
Depreciation and amortization	14,566	14,368
Taxes other than income	8,106	7,853
Operating expenses	32,130	31,790
Operating income	47,697	51,035
Interest expense	10,689	10,583
Other income (expense):
Other income	437	332
Other expense	(92)	(153)
Other income, net	345	179
Net income to partners	$37,353	$40,631

NORTHERN BORDER PIPELINE COMPANY

STATEMENT OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands)

Net income to partners	$37,353	$40,631
Other comprehensive income:
Changes associated with current period hedging transactions	(389)	(365)
Total comprehensive income	$36,964	$40,266

The accompanying notes are an integral part of these financial statements.

NORTHERN BORDER PIPELINE COMPANY

BALANCE SHEET

(Unaudited)

	March 31, 2006	December 31, 2005
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$15,065	$22,039
Accounts receivable	29,883	40,546
Materials and supplies, at cost	3,601	3,566
Prepaid expenses and other	912	1,540
Total current assets	49,461	67,691
Property, plant and equipment:
Natural gas transmission plant	2,486,367	2,476,815
Less: Accumulated provision for depreciation and amortization	974,879	960,740
Property, plant and equipment, net	1,511,488	1,516,075
Other assets:
Unamortized debt expense	3,267	3,434
Regulatory assets	14,588	13,853
Other	4,740	3,645
Total other assets	22,595	20,932
Total assets	$1,583,544	$1,604,698

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,000	$27,000
Accounts payable	9,963	14,105
Accrued taxes other than income	26,769	27,637
Accrued interest	14,574	11,525
Other	1,454	2,755
Total current liabilities	59,760	83,022
Long-term debt, net of current maturities	601,448	601,916
Reserves and deferred credits	5,064	4,775
Commitments and contingencies (Note 4)
Partners’ equity:
Partners’ capital	915,399	912,723
Accumulated other comprehensive income	1,873	2,262
Total partners’ equity	917,272	914,985
Total liabilities and partners’ equity	$1,583,544	$1,604,698

The accompanying notes are an integral part of these financial statements.

NORTHERN BORDER PIPELINE COMPANY

STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands)

CASH FLOW FROM OPERATING ACTIVITIES
Net income to partners	$37,353	$40,631
Adjustments to reconcile net income to partners to net cash provided by operating activities:
Depreciation and amortization	14,658	14,456
Reserves and deferred credits	(333)	(140)
Changes in components of working capital	7,993	6,545
Other	(2,062)	(1,967)
Total adjustments	20,256	18,894
Net cash provided by operating activities	57,609	59,525

CASH FLOW FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(9,906)	(4,684)
Net cash used in investing activities	(9,906)	(4,684)

CASH FLOW FROM FINANCING ACTIVITIES
Equity contributions from partners	10,330	—
Distributions to partners	(45,007)	(54,098)
Issuance of long-term debt	21,000	13,000
Retirement of long-term debt	(41,000)	(8,000)
Net cash used in financing activities	(54,677)	(49,098)
Net change in cash and cash equivalents	(6,974)	5,743
Cash and cash equivalents at beginning of period	22,039	20,355
Cash and cash equivalents at end of period	$15,065	$26,098

Supplemental disclosures for cash flow information:
Cash paid for interest, net of amount capitalized	$8,047	$7,830

Changes in components of working capital:
Accounts receivable	$10,663	$1,689
Materials and supplies	(35)	(60)
Prepaid expenses and other	627	684
Accounts payable and other current liabilities	(5,443)	1,251
Accrued taxes other than income	(868)	(190)
Accrued interest	3,049	3,171
Total	$7,993	$6,545

The accompanying notes are an integral part of these financial statements.

NORTHERN BORDER PIPELINE COMPANY

STATEMENT OF CHANGES IN PARTNERS’ EQUITY

(Unaudited)

	TC PipeLines Intermediate Limited Partnership	Northern Border Intermediate Limited Partnership	Accumulated Other Comprehensive Income	Total Partners’ Equity
	(In thousands)

Partners’ equity at December 31, 2005	$273,818	$638,905	$2,262	$914,985
Net income to partners	11,206	26,147	—	37,353
Changes associated with current period hedging transactions	—	—	(389)	(389)
Equity contributions received	3,099	7,231	—	10,330
Distributions paid	(13,502)	(31,505)	—	(45,007)
Partners’ equity at March 31, 2006	$274,621	$640,778	$1,873	$917,272

The accompanying notes are an integral part of these financial statements.

NORTHERN BORDER PIPELINE COMPANY

NOTES TO FINANCIAL STATEMENTS

1.             BASIS OF PRESENTATION

In this report, references to “we,” “us” or “our” collectively refer to Northern Border Pipeline Company.

We prepared the financial statements included herein without audit pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all normal and recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the financial results for the interim periods presented. Certain information and notes normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) are condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto included in our annual report on Form 10-K for the year ended December 31, 2005.

The preparation of financial statements in accordance with U.S. GAAP requires us to make estimates and assumptions, with respect to values or conditions which cannot be known with certainty, that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenue and expenses during the reporting period. Although we believe these estimates are reasonable, actual results could differ from our estimates. There has been no change to our critical accounting policies and estimates during the first quarter ended March 31, 2006. Information about our critical accounting policies and estimates is included in Note 2 of the Financial Statements in our annual report on Form 10-K for the year ended December 31, 2005.

Certain reclassifications were made to the 2005 financial statements to conform to the current year presentation.

2.             DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

We utilize financial instruments to reduce our market risk exposure to interest rate fluctuations and achieve a more predictable cash flow. We follow established policies and procedures to assess risk and approve, monitor and report our financial instrument activities. We do not use these instruments for trading purposes. As of March 31, 2006, there were no outstanding interest rate swap agreements.

We record in accumulated other comprehensive income amounts related to terminated interest rate swap agreements for cash flow hedges and amortize these amounts to interest expense over the term of the hedged debt. During the three months ended March 31, 2006, we amortized approximately $0.4 million related to terminated interest rate swap agreements as a reduction to interest expense from accumulated other comprehensive income. We expect to amortize approximately $0.4 million in each of the remaining quarters of 2006.

We record in long-term debt amounts received or paid related to terminated interest rate swap agreements for fair value hedges and amortize these amounts to interest expense over the remaining life of the interest rate swap agreement. During the three months ended March 31, 2006, we amortized approximately $0.5 million as a reduction to interest expense. We expect to amortize approximately $0.5 million in each of the remaining quarters of 2006.

3.             RATES AND REGULATORY ISSUES

As required by the provisions of the settlement of our last rate case, on November 1, 2005, we filed a rate case with the Federal Energy Regulatory Commission (FERC). In December 2005, the FERC issued an order that identified issues that were raised in the proceeding, accepted the proposed rates but suspended their effectiveness until May 1, 2006, at which time the new rates will be collected subject to refund until final resolution of the rate case. Information about our regulatory proceedings is included in Note 4 of the Financial Statements in our annual report on Form 10-K for the year ended December 31, 2005.

4.             COMMITMENTS AND CONTINGENCIES

Various legal actions that have arisen in the ordinary course of business are pending. We believe that the resolution of these issues will not have a material adverse impact on our results of operations or financial position.

5.             ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment,” which requires companies to expense the fair value of share-based payments and includes changes related to the expense calculation for share-based payments. Northern Plains adopted SFAS No. 123R as of January 1, 2006, and will charge us for our proportionate share of the expense recorded by Northern Plains. The impact of adopting SFAS No. 123R does not have a material impact on our results of operations or financial position.

6.             SUBSEQUENT EVENTS

We make distributions to our general partners approximately one month following the end of the quarter. A cash distribution of approximately $48.6 million was declared and paid on May 1, 2006, for the first quarter of 2006.

In April 2006, Northern Border Partners completed the sale of a 20% partnership interest in us to TC PipeLines under the Partnership Interest Purchase and Sale Agreement dated as of December 31, 2005. Northern Border Partners and TC PipeLines each now own a 50% interest in us. As a result of the transaction, our General Partnership Agreement was amended and restated effective April 6, 2006. The major provisions adopted or changed are identified in Item 2 of our Form 10Q for the quarterly period ended March 31, 2006.

In April 2006, we entered into an Operating Agreement with an affiliate of TransCanada. Under the new Operating Agreement, the TransCanada affiliate will become our operator effective April 1, 2007.